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[PRICEWATERHOUSECOOPERS LOGO]


                                                                      EXHIBIT 15


November 9, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 9, 2001 on our review of interim financial information of Sonoco Products Company for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended are incorporated by reference in its Registration Statement on Form S-3 dated October 25, 2001 and its Registration Statement on Form S-8 dated December 30, 1998.

Yours very truly,





/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP